EXHIBIT (j)(11)

                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A of our report dated Februar 11, 2000 relating to the financial statement of the Tax-Managed Growth Portfolio, which appears in the Statement of Additional Information of Eaton Vance Tax-Managed Growth Fund 1.2 (the "Fund") included in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the Fund's Statement of Additional Information included in such Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP

February 26, 2001
Boston, Massachusetts